SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            United Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


       West Virginia                                         55-0641179
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

   300 United Center
   500 Virginia Street, East
   Charleston, West Virginia                                      25301
(Address of Principal Executive Offices)                         Zip Code

Registrant's Telephone Number,
  including Area Code:                                       (304) 424-8761

                     -------------------------------------

                        1996 INCENTIVE STOCK OPTION PLAN
                     -------------------------------------

                     Joseph Wm. Sowards, Agent for Service
                      Executive Vice President & Secretary
                               300 United Center
                           500 Virginia Street, East
                              Charleston, WV 25301
                                 (304) 424-8761

                        Calculation of Registration Fee
                                    Proposed         Proposed
  Title of                           maximum          maximum
 securities           Amount         offering        aggregate       Amount of
   to be               to be        price per        offering       registration
registered          registered        share*          price*            fee*

Common Stock
$2.50 par value       600,000         $34.44        $20,664,000     $6,261.19

*Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h)(1) and 457(c) under the Securities and Exchange Act of 1933, the registration is based on the average of the high and low prices of the common stock of United Bankshares, Inc. as reported on NASDAQ Stock Market's National Market on March 24, 1997, and computed based on the maximum number of shares (600,000) that may be granted for the securities being registered.

                            UNITED BANKSHARES, INC.



    Cross Reference Sheet Pursuant to Rule 501(b) of Regulation S-K


     Form S-8                                    Section Caption
     Item Number and Caption                     in Prospectus

1.   Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus ...........................      Cross Reference Sheet;
                                                 Outside Front Cover
                                                 Page; Prospectus Page

2.   Inside Front and Outside Back Cover
     Page of Prospectus ...................      Table of Contents;
                                                 Available Information

3.   Risk Factors; Ratio of Earnings to
     Fixed Charges and Other Information...      Outside Front Cover
                                                 Page; Introduction

4.   General Information Regarding the
     Plan .................................      Outside Front Cover
                                                 Page; Prospectus Page;
                                                 Introduction; Summary
                                                 of the 1996 Plan

5.   Securities to be Offered and Employees
     Who May Participate in the Plan .......     Summary of the 1996
                                                 Plan; Eligibility;
                                                 Administration;
                                                 Allocation of Shares;
                                                 Registration of
                                                 Stock; Recipients
                                                 of Options; Executive
                                                 Committee Membership;
                                                 Initial Option Grants

6.   Purchase of Securities Pursuant to
     the Plan ............................       Purchase Price;
                                                 Exercise of Options;
                                                 Duration of the 1996
                                                 Plan; Allocation of
                                                 Shares;

7.   Payment for Securities Offered .......      Purchase Price

8.   Contributions Under the Plan .........      Not Applicable

9.   Withdrawal from the Plan - Assignment
     Of Interest ........................        Purchase Price;
                                                 Exercise of Options;
                                                 Allocation of Shares

     Form S-8                                    Section Caption
     Item Number and Caption                     in Prospectus

10.  Defaults Under the Plan ..............      Not Applicable

11.  Administration of the Plan ...........      Administration;
                                                 Executive Committee
                                                 Membership

12.  Investment of Funds ..................      Not Applicable

13.  Charges and Deductions and Liens
     Therefor .............................      Not Applicable

14.  Description of Registrant's
     Securities ............................     Incorporation of
                                                 Certain Documents by
                                                 Reference

15.  Incorporation of Certain Documents by
     Reference ............................      Incorporation of
                                                 Certain Documents by
                                                 Reference

16.  Additional Information ...............      Incorporation of
                                                 Certain Documents by
                                                 Reference

17.  Interests of Named Experts and
     Counsel ..............................      Interests of Named
                                                 Experts and Counsel

18.  Disclosure of Commission Position on
     Indemnification for securities Act
     Liabilities ..........................      Indemnification for
                                                 Securities Act
                                                 Liabilities
19.  Indemnification of Directors and
     Officers .............................      Part II

20.  Exhibits .............................      Part II

20.  Undertakings .........................      Part II

                                   PROSPECTUS
                            UNITED BANKSHARES, INC.
                        1996 INCENTIVE STOCK OPTION PLAN

United Bankshares, Inc. ("United") hereby offers up to 600,000 shares of its common stock, par value $2.50 per share, pursuant to the terms of options which United may hereafter grant to certain key officers of United and its subsidiaries, pursuant to the United Bankshares, Inc.'s 1996 Incentive Stock
Option Plan, as described in the section of this Prospectus entitled "1996 Incentive Stock Option Plan".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representation must not be relied upon.

Principal executive offices of United Bankshares, Inc.:

         300 United Center
         500 Virginia Street, East
         Charleston, WV  25301
         Telephone (304) 348-8400

The date of this Prospectus is March 31, 1997.

                                TABLE OF CONTENTS

                                                                        Page

1996 INCENTIVE STOCK OPTION PLAN ..........................................1
ITEM 1 - PLAN INFORMATION .................................................1
   Introduction ...........................................................1
   Summary of the 1996 Plan ...............................................1
      Eligibility .........................................................1
      Administration ......................................................1
      Purchase Price ......................................................2
      Exercise of Options .................................................2
      Term of Options .....................................................2
      Vesting .............................................................3
      Duration of the 1996 Plan ...........................................3
      Allocation of Shares ................................................3
      Change in Control ...................................................3
      Amendment and Discontinuance ........................................4
      Registration of Stock ...............................................4
      Recipients of Options ...............................................4
      Tax Consequences ....................................................4
   Executive Committee Membership .........................................4
   Initial Option Grants ..................................................6
   Federal Income Tax Consequences ........................................6
   Resale of Stock by Plan Participants ...................................7
ITEM 2 - REGISTRANT INFORMATION AND EMPLOYEE
         PLAN ANNUAL INFORMATION ..........................................8
ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY
         REFERENCE ........................................................9
ITEM 4 - DESCRIPTION OF SECURITIES ........................................9
ITEM 5 - INTEREST OF NAMED EXPERTS AND COUNSEL ............................9
   Legal Opinion ..........................................................9
ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS .......................10
ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED .............................13
ITEM 8 - EXHIBITS ........................................................13
ITEM 9 - UNDERTAKINGS ....................................................13

                             AVAILABLE INFORMATION


         United Bankshares, Inc. is subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with those requirements files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements, and other information filed by United with the SEC can be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office in New York, which is located at 7 World Trade Center, Suite 1300, New York, New York 10048. United's stock is quoted on the NASDAQ Stock Market's National Market ("NASDAQ"). Consequently, reports, proxy statements, and other information relating to United also may be inspected and copied at the Public Reference Section of The National Association of Securities Dealers, Inc. ("NASD") at 1735 K Street, N.W., Washington, D.C. 20006-1506. Copies of such documents can be obtained from the public reference sections at prescribed rates.

         The Prospectus is part of a Registration Statement on Form S-8 filed by United with the SEC under the Securities Act of 1933, as amended. For further information, reference is made to Form S-8, including exhibits filed as a part thereof.

UNITED BANKSHARES, INC.
FORM S-8, PART I
                               300 United Center
                           500 Virginia Street, East
                        Charleston, West Virginia 25301
                                 (304) 348-8400

                        1996 INCENTIVE STOCK OPTION PLAN

ITEM 1. PLAN INFORMATION

Introduction

         At its August, 1995, regular meeting, the United Board of Directors adopted a 1996 Incentive Stock Option Plan ("1996 Plan") and directed that the 1996 Plan be submitted to shareholders for approval. The 1996 Plan provides for the granting of options for up to 600,000 shares of United common stock. The 1996 Plan became effective upon approval by the shareholders of United at the Annual meeting of Shareholders held on May 20, 1996. The United Board believes that it is in the best interest of United and its shareholders to attract and retain qualified and motivated management and that the 1996 Plan will help United achieve this goal. The 1996 Plan is intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code" generally) and participants will benefit from the resulting tax consequences, as discussed below. Both Section 422 and WV Code ss. 31-1-84 require shareholder approval of the 1996 Plan. The 1996 Plan is not subject to the Employee retirement Income Security Act of 1974 ("ERISA").

Summary of the 1996 Plan

         This section contains a summary of key terms of the 1996 Plan. The complete 1996 Plan is attached hereto as EXHIBIT 4.

         Eligibility: Officers of United and its subsidiaries owning less than 10% of United's issued and outstanding stock will be eligible to receive grants under the 1996 Plan as designated by the Executive Committee. A list of United's subsidiaries is attached hereto as Exhibit B.

         Administration: The 1996 Plan shall be administered by the Executive Committee of the Board of Directors (Executive Committee) of United. See Executive Committee Membership. The Executive Committee shall have full power to construe and interpret the 1996 Plan and promulgate such regulations with respect to the 1996 Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.

         Purchase Price: The purchase price of all stock subject to option shall not be less than 100% of the fair market value of United Stock on the date the option is granted.

         Exercise of Options: Any option granted pursuant to the 1996 Plan may be exercised in any order, at the discretion of the optionee.

         An exercise of an option shall be made in written notice to United of the election and of the number of shares to be purchased. Full payment for shares acquired shall be made in cash at the time that an option, or any part thereof, is exercised. The rights of a record holder of stock with respect to such shares will not accrue until a certificate for the shares is issued.

         Except as provided with respect to disability and death, each option, to the extent it shall not have been exercised, shall terminate upon three (3) months after the termination of employment of the optionee. In the event termination of employment is the result of the permanent and total disability, each option shall terminate one (1) year after the termination of employment of the optionee. This limitation is waived entirely for exercises by estates or by persons receiving options because of the death of the optionee. Provided, however, that nothing shall operate to extend the term of the option beyond the term stated in the agreement granting the option. If any unexercised option terminates for any reason, the shares covered thereby may be optioned to other eligible employees.

         Each option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception for disability, during and optionee's lifetime, an option may only be exercised by the optionee. If an optionee suffers total and permanent disability, an option may be exercised by the optionee, if capable, or by the optionee's committee, guardian, attorney-at-law or other authorized person or entity. After the death of an optionee, an option may be exercised by his or her personal representative, devisee or heir, as the case may be.

         Term of Options: Each option granted will be exercisable in accordance with its terms, provided that no option will be exercised more than ten years after the date it is granted. Within that time period, the Executive Committee will have the power to provide for a full exercise or an exercise in cumulative installments with respect to each individual grant when it is made.

         Vesting: Subject to the acceleration of vesting provisions pursuant to change in control, as defined in the 1996 Plan, a participant shall be permitted to exercise options granted hereunder in accordance with the following vesting schedule:

         Years from                               Permissible Exercise Until
       Grant of Option                              Expiration of Option
       ---------------                            ---------------------------
              1                                   50% of Option Shares
              2                                   75% of Option Shares
              3                                   100% of Option Shares

       Duration of the 1996 Plan: Options may be granted under the 1996 Plan for five (5) years commencing January 1, 1996, but shall be rendered ineffective unless approved by the shareholders owning a majority of the stock of the Company within twelve (12) months after it is adopted by the Board of Directors. The 1996 Plan shall terminate as of the close of business on December 31, 2000, unless sooner terminated by the Board.

       Allocation of Shares: A total of 600,000 shares of United's common stock (from treasury or authorized but unissued shares) will be allocated for the 1996 Plan. (See INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE for reference to information of United's common stock.) Each Plan year, 120,000 options will be considered for award to eligible employees; however not all of the 120,000 options are required to be awarded in that year. Any ungranted options from the prior year(s) will be added to the current year's options for the Executive Committee's consideration for granting the options. The total number of options that may be granted in any one year, with the exception of the first year whereby 120,000 will be considered for award, is the current year's allocation plus the cumulative total of all ungranted options of all prior years under the 1996 Plan. All shares available under the 1996 Plan are subject to adjustments that may be made by the Executive Committee for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of common stock of United. Unpurchased shares subject to an option that lapses or terminates will be available for further options.

       Change in Control: Notwithstanding the vesting schedule, the event of a change in control, as defined in the 1996 Plan, permits an employee to exercise all options granted beginning on the date of execution of a binding contract that would result in a change of control, and all options in effect at the time shall terminate as of the effective date of the transaction. The surviving or resulting corporation or other entity, in its absolute discretion, may grant options to purchase its shares on such terms and conditions as it desires.

       Amendment and Discontinuance: The Board of Directors may at any time amend, suspend or discontinue the 1996 Plan, provided that certain amendments may not be made by the Board of Directors without approval of the shareholders. Amendments may not alter the outstanding options without the consent of the optionee.

       Registration of Stock: United will register the shares issued under the 1996 Plan under applicable federal and state securities laws, unless an applicable exemption from registration is available.

       Recipients  of  Options:  The persons to whom the options will be granted
under the 1996 Plan will be key employees of United and its  subsidiaries.   See
EXHIBIT 4 and Initial Option Grants.

       Tax Consequences: Counsel for United has advised that, under the present Internal Revenue Code, all options granted under the 1996 Plan will be incentive stock options unless United elects to grant non-statutory stock options which do not meet all of the Internal Revenue Code criteria. No taxable income will result to the optionee, and no deduction will be available to United, at the times of grant or exercise of such options. The amount by which the fair market value of the stock at the time of exercise exceeds the option price is, however, an item of tax preference for purposes of computing the alternative minimum tax. Upon sale of the stock acquired by exercise of the option, the employee will have gain equal to the excess of the amount realized over the amount paid for the stock, provided that (1) the employee does not dispose of the stock for at least two years from the date the option was granted, and (2) the employee does not dispose of the stock for at least one year after the option is exercised. If the holding period requirements are not met, any gain from the disposition of the stock will be taxable as ordinary income to the employee, and United will be allowed to deduct a corresponding amount as a business deduction. See Federal Income Tax Consequences.

       Options granted under the 1996 Plan which are non-statutory may be taxed to the optionee, depending on the provisions of such options, when granted, exercised, disposed of or when any restrictions placed thereon lapse. United will be treated as having paid compensation to the employee and may deduct the same at the time at which and in the same amount in which the employee is considered to have realized compensation.

Executive Committee Membership

       The Executive Committee is appointed from time to time by the Board of Directors of United from among its members. The Board of

Directors may remove or add members of the Executive Committee at its discretion. Messrs. Adams and Smith are the only members serving on the Executive Committee who are eligible to receive an option under the 1996 Plan. Each will abstain from Executive Committee determinations regarding their own option awards. The name and address of current members of the Executive Committee, along with any material relationship to United and to its affiliates, are listed below:
                                                           Relationship
       Name                     Address                     to United
--------------------     ----------------------      -------------------------
Richard M. Adams         P.O. Box 1508               Chairman of the Board,
                         Parkersburg, WV 26102       CEO, and Director of
                                                     United and United
                                                     National Bank

I.N. Smith, Jr.          P.O. Box 393                President and Director
                         Charleston, WV 25301        of United and Vice
                                                     Chairman of UNB

Thomas J. Blair, III     P.O. Box 2986               Director
                         Charleston, WV 25321

Harry L. Buch            P.O. Box 631                Director
                         Wheeling, WV 26003

H. Smoot Fahlgren        P.O. Box 1628               Director
                         Parkersburg, WV 26102

Theodore J.              1410 Springhill Road        Director
 Georgelas               Suite 175
                         McLean, VA 22102

Russell L. Isaacs        P.O. Box 441                Director
                         Charleston, WV 25322

G. Ogden Nutting         1500 Main Street            Director
                         Wheeling, WV 26003

William C. Pitt, III     1620 Dye Place              Director
                         Wilmington, NC 28405

Warren A. Thornhill,     P.O. Box 1597               Director
 III                     Beckley, WV 25802

F. T. Graff, Jr.         P.O. Box 1386               Director and Secretary
                         Charleston, WV 25325        Executive Committee

William W. Wagner        202 Bayshore Drive          Director
                         Cape Coral, FL 33904

Initial Option Grants

         At its November, 1996 meeting the Executive Committee awarded 109,486 options to key employees at that time. The options are nonassignable and nontransferable. All options are subject to all terms of the 1996 Plan, including but not limited to, those related to employment status, change in corporate structure and restrictions on exercise.

Federal Income Tax Consequences

EACH PARTICIPANT IN UNITED'S 1996 PLAN SHOULD CONSULT HIS OR HER OWN PERSONAL TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OR HER OWN TAX SITUATION REGARDING ALL FEDERAL, STATE AND LOCAL TAX MATTERS IN CONJUNCTION WITH THE 1996 PLAN AND THE GRANT, EXERCISE AND ULTIMATE SALE OF ANY SHARES RECEIVED UPON THE EXERCISE OF OPTIONS GRANTED PURSUANT TO UNITED'S 1996 PLAN. THE DISCUSSION BELOW IS INTENDED ONLY TO PROVIDE A BRIEF SUMMARY OF SOME OF THE FEDERAL INCOME TAX CONSEQUENCES UNDER CURRENT LAW.

         The grant or exercise of an option granted pursuant to United's 1996 Plan, assuming that the options are at all times incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, will result in no taxable income to the optionee and no tax deduction to United. The amount by which the fair market value of the stock received at the time of the exercise of the incentive stock option exceeds the option price is an item of tax preference and must be included in alternative minimum taxable income for purposes of computing the alternative minimum tax for the tax year in which an incentive stock option is exercised.

         A participant in United's 1996 Plan may exercise any options granted under the 1996 Plan in accordance with the terms of the 1996 Plan and the terms of the option set forth in the participant's Option Agreement. Any modification, extension or renewal of an option could be considered as the grant of a new option for purposes of determining the federal income tax consequences related to such option.

         Exercise of options by certain individuals who are officers, shareholders or highly compensated individuals, as defined under Section 280G of the Code, prior to or following any change in control of United, could be considered a parachute payment and possibly result in the imposition of an excise tax against such individuals.

         Upon the disposition of the stock acquired by the exercise of an incentive stock option, the participant will recognize income at the capital gain rate on the difference between the disposition proceeds and the option price. However, if the participant does not dispose of the stock within two years from the date the option is granted or within one year from the date the option is exercised, the result is a disqualifying disposition and, the amount equal to the difference between the option price and the fair market value on the date of exercise will be taxable as ordinary income to the participant and United will be allowed to deduct a corresponding amount as a business expense deduction. The amount taxable as ordinary income will be added to the option stock's basis for purposes of determining the amount of capital gain on the disposition of the stock. The remaining gain realized on a disqualifying disposition, if any, will be taxable as a short-term or long-term capital gain, depending upon the participant's holding period and assuming the stock is a capital asset of the participant. If the participant transfers the stock in a disqualifying disposition with respect to which a loss would be allowed and the amount realized is less than the fair market value of the stock on the date of the exercise, the amount of income taxable to the participant will be limited to the excess of the amount realized over the basis of the stock.

         The 1996 Plan permits United to grant non-statutory stock options (options that do not meet the incentive stock option requirements under Section 422 of the Code), if expressly designated as non-statutory options in the Option Agreement. Options granted under the 1996 Plan, which are non-statutory, may be taxed to the participant depending on the provisions of such options when granted, exercised, disposed of or when any restrictions placed thereon lapse. United will be treated as having paid compensation to the participant and may deduct the same at the time at which and in the same amount in which the participant is considered to have realized compensation.

AGAIN, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH REGARD TO THE TAX TREATMENT APPLICABLE IN HIS OR HER OWN TAX SITUATION.

Resale of Stock by Plan Participants

         Participants who exercise options and receive United common stock under the 1996 Plan may resell the stock received without restriction if they are not affiliates of United. Those participants who are affiliates will be subject to the resale provisions of Rule 144 under the Securities Act of 1933, as amended.

ITEM 2 - REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, United will provide without charge to each person who receives a copy of the Prospectus a copy of any and all of the information that is incorporated by reference in the Prospectus (see Part II,
Item 3, "Incorporation of Certain Documents by Reference"), except that exhibits to documents incorporated by reference in the Prospectus need not be furnished unless the exhibits are specifically incorporated by reference to the information included in such documents. United will also provide without charge upon written notice or oral request, any document required pursuant to Rule 428(b). Any request for additional information should be sent to Joseph Wm. Sowards, Secretary, United Bankshares, Inc., 514 Market Street, Parkersburg, WV 26101 (telephone number (304) 424-8761).

UNITED BANKSHARES, INC.
FORM S-8, PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         United's proxy statement for the Annual Meeting of Shareholders held May 20, 1996, the Annual Report of United on Form 10-K for the year ended December 31, 1996, and all other reports filed by United pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K for the year ended December 31, 1996, are incorporated herein by reference. All reports and other documents filed by United pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the termination of the offering of securities hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4 - DESCRIPTION OF SECURITIES

         The description of United's common stock provided in its Annual Report on Form 10-K for the year ended December 31, 1996, is incorporated herein by reference.


ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL

         F. T. Graff, Jr., a member of the Board of Directors and Secretary of the Executive Committee of the Board of Directors of United, is also a partner in the law firm of Bowles Rice McDavid Graff & Love, which passed upon the legality of the 1996 Plan and the common stock which may be issued under the 1996 Plan. Members of the law firm of Bowles Rice McDavid Graff & Love, including partners and associates, beneficially owned approximately 42,774 shares of United common stock as of December 31, 1996.

LEGAL OPINION

         The legality of the 1996 Plan and the common stock which may be acquired pursuant to the 1996 Plan has been passed upon by Bowles Rice McDavid Graff & Love, 600 Quarrier Street, P.O. Box 1386, Charleston, WV 25325-1386.

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Article V of its Articles of Incorporation, United is required under certain circumstances to indemnify its directors and officers, former directors and officers, and individuals serving at the request of subsidiaries of United, for liabilities and costs arising out of any claim, action, suit or proceeding, whether civil or criminal, to which they are made a party by reason of being or having been such director or officer of United. Indemnification is not required or permitted in circumstances in which such person is adjudged to have committed gross negligence or willful misconduct in serving the corporation in question. In addition, if the Board of Directors of United makes the judgement that settlement of any claim, action, suit or proceeding against such a director or officer or former director or officer is in the best interest of United, then that individual shall be reimbursed by United for his reasonable expenses in connection with the matter and the settlement thereof. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article V is set forth below. Reference is made to W Va. Code ss. 31-1-19 which sets forth the indemnification rights permitted under West Virginia law. The full text of W Va.
Code ss. 31-1-19 is also set forth below.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers, and controlling persons of United, United has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act, and is therefor, unenforceable.

         Article V of the Articles of Incorporation of United contains the following indemnification provision:

         Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representative shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation. If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best

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interests of the  corporation,  any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.

W. Va. Code ss. 31-1-19 provides:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or

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penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders or members.

         (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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         (g) A corporation  shall have power to purchase and maintain  insurance on behalf of any person who is or was a director, officer, employee or agent who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable


ITEM 8. EXHIBITS

         (4) United Bankshares, Inc., 1996 Incentive Stock Option Plan (attached as EXHIBIT 4 to Prospectus).

         (5) Opinion and consent of Bowles Rice McDavid Graff & Love regarding the legality of the securities being registered.

         (23)     Consents of experts and counsel.

                  23.1 Consent of Bowles Rice McDavid Graff & Love - See (5) above.
                  23.2     Consent of Ernst & Young LLP


ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information

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set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the

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prospectus and furnished  pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charleston, State of West Virginia, on this 28th day of March, 1997.

                             UNITED BANKSHARES, INC.
                                  (Registrant)

                             By /s/ Richard M. Adams
                                ________________________
                             Richard M. Adams
                             Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                   Title                          Date

/s/ Richard M. Adams              Chairman of the Board,         March 28, 1997
----------------------------      Director, Chief Execu-
Richard M. Adams                  tive Officer

/s/ I.N. Smith                    President and Director         March 28, 1997
----------------------------
I.N. Smith

/s/ Steven E. Wilson              Executive Vice Presi-          March 28, 1997
----------------------------      dent, Chief Financial
Steven E. Wilson                  Officer, Treasurer and
                                  Chief Accounting Officer

/s/ Robert G. Astorg              Director                       March 28, 1997
----------------------------

/s/ Theodore J. Georgelas         Director                       March 28, 1997
----------------------------

/s/ Warren A. Thornhill, III      Director                       March 28, 1997
----------------------------

/s/ Harold L. Wilkes              Director                       March 28, 1997
----------------------------

/s/ James W. Word, Jr.            Director                       March 28, 1997
----------------------------

/s/ C.E. Goodwin                  Director                       March 28, 1997
----------------------------
/s/ G. Ogden Nutting              Director                       March 28, 1997
----------------------------

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                                   SIGNATURES
                                  (continued)



              Signatures                   Title                          Date

/s/ Andrew J. Houvouras           Director                       March 28, 1997
----------------------------

/s/ R. Terry Butcher              Director                       March 28, 1997
----------------------------

/s/ Robert P. McLean              Director                       March 28, 1997
----------------------------

/s/ Charles E. Stealey            Director                       March 28, 1997
----------------------------

/s/ H. Smoot Fahlgren             Director                       March 28, 1997
----------------------------

/s/ F.T. Graff, Jr.               Director                       March 28, 1997
----------------------------

/s/ Russell L. Isaacs             Director                       March 28, 1997
----------------------------

/s/ William C. Pitt, III          Director                       March 28, 1997
----------------------------

/s/ Thomas J. Blair, III          Director                       March 28, 1997
----------------------------

/s/ John W. Dudley                Director                       March 28, 1997
----------------------------

/s/ Douglass H. Adams             Director                       March 28, 1997
----------------------------


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                            UNITED BANKSHARES, INC.
                                    FORM S-8
                                 EXHIBITS INDEX

Item 601
Paragraph (b)
Reference                                                          Page

No. 4              United Bankshares, Inc., 1996 Incentive
                   Stock Option Plan ...............................19

No. 5              Opinion of Bowles Rice McDavid Graff
                   & Love regarding the legality of the
                   securities being offered ........................24

No. 23             Consent of Bowles Rice McDavid Graff
                   & Love ..........................................24

No. 23             Consent of Ernst & Young LLP ....................25


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